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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 22, 2005


                           FREMONT GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


         001-08007                                         95-2815260
(Commission File Number)                    (I.R.S. Employer Identification No.)


                        2425 OLYMPIC BOULEVARD, 3RD FLOOR
                             SANTA MONICA, CA 90404
               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 315-5500
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 28, 2005, Fremont General Corporation ("the Company") issued a news release to report its results of operations and financial condition at, and for the three and six months ended, June 30, 2005. The information set forth in the attached Exhibit 99.1 is incorporated in the Item by reference and is being furnished and shall not be deemed "filed" for the purposes of the Securities Act of 1934, as amended.



ITEM 8.01.   OTHER EVENTS

     On July 22, 2005, the Company received a Notice of Appeal to the Superior Court of California's April 22, 2005 dismissal of a lawsuit brought by the State of California Insurance Commissioner on behalf of Fremont Indemnity Company as successor in interest to Comstock Insurance Company ("Comstock") against the Company. The dismissed lawsuit alleged improper utilization by the Company of certain net operating losses allegedly belonging to Comstock as well as improper transactions with other insurance affiliates of Comstock. The Company continues to believe, as the Superior Court of California held, that this litigation is without merit.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FREMONT GENERAL CORPORATION


Date:  July 28, 2005                 BY: /s/  Patrick E. Lamb
                                         --------------------------------
                                         Patrick E. Lamb
                                         Senior Vice President, Chief Financial
                                         Officer, Chief Accounting Officer and
                                         Treasurer
                                         (Principal Accounting Officer)


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